EXHIBIT 10.24

SUMMARY OF ZONES, INC MERCHANDISING EXECUTIVE INCENTIVE PROGRAM

The merchandising incentive program of Zones, Inc. (the “Company”) rewards the Senior Vice President of Merchandising for achievement of financial and individual performance within the merchandising department.

Under the merchandising incentive program, an executive officer is eligible to receive an incentive expressed as a percent of certain financial results if the financial targets are exceeded.  During 2004, the Senior Vice President of Merchandising received $49,354 under this incentive program.  Management believes this incentive should range from $40,000 to $60,000 in future years.

The Board retained the right to change its incentive programs at any time.  The Board’s approval of the terms of the incentive program is not deemed to create an enforceable agreement between the Company and the executive officer.  No rights to any awards exist unless and until the Board authorizes payment of such award under the incentive program.